Exhibit 1.1

15,000,000 Shares

BOSTON PROPERTIES, INC.

COMMON STOCK (PAR VALUE $.01 PER SHARE)

UNDERWRITING AGREEMENT

June 5, 2009

June 5, 2009

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Boston Properties, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its common stock, par value $.01 per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the Managers not more than the number of additional shares of its common stock, par value $.01 per share, of the Company set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise the right to purchase such shares of common stock granted to the Managers in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company and Boston Properties Limited Partnership, a Delaware limited partnership and the Company’s subsidiary (the “Operating Partnership”), each confirms its agreement with you and understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-155309), including a prospectus, relating to the Common Stock and other securities (the

“Shelf Securities”), including the Shares. The registration statement as amended, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 12, 2008 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424(b).

For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, (ii) “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, each identified in Schedule III hereto, and the pricing information included in Schedule I hereto, and (iii) “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1. Representations and Warranties. The Company and the Operating Partnership each severally represents and warrants to each Underwriter as of the date hereof, and as of the Closing Date (defined herein) and each Option Closing Date (defined herein) and agrees with each Underwriter that:

(a) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act)

eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Time of Sale Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as hereinafter defined), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, use or refer to, any free writing prospectus.

(d) PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules, if any, of the Company and its Subsidiaries included or incorporated by reference in the Time of Sale Prospectus are independent registered public accountants with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the Securities Act Regulations.

(e) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly the financial position of the Company and its Subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Other than the historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical financial statements are required by the Securities Act or the Securities Act Regulations to be included or incorporated by reference therein.

(f) Since March 31, 2009, except as described in the Time of Sale Prospectus or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) no material casualty loss or material condemnation or other material adverse event with respect to any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) has occurred, and

(iii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

(g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h) Each of the subsidiaries of the Company set forth on Schedule IV hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing (in the case of corporations and limited partnerships) under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Company and its subsidiaries as of March 31, 2009. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid. Except as otherwise disclosed in Schedule V hereto or in the Time of Sale Prospectus, all such shares and interests, as the case may be, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(i) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(j) Each of the Company and the Operating Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(k) The Common Stock conforms, in all material respects, to all statements relating thereto contained in each of the Time of Sale Prospectus and the Prospectus or in documents incorporated therein by reference and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder.

(l) The issued and outstanding units of limited partnership of the Operating Partnership (“OP Units”), if any, have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

(m) Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Time of Sale Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations under this Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) or any other property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any Subsidiary. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(n) No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(o) There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed in the Time of Sale Prospectus), or which might reasonably be expected, if determined adversely to the Company or any Subsidiary, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(p) Commencing with the taxable year ended December 31, 1997 and through the date hereof, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation has enabled and will enable it to meet the requirements for taxation as a REIT under the Code.

(q) There are no contracts or documents which are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

(r) The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”).

(s) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations and foreign or state securities or blue sky laws.

(t) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(u) (i) The Company and its Subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each of the Time of Sale Prospectus and the Prospectus or in documents incorporated by reference therein or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (iii) the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect; (iv) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; (v) none of the Company or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which could have a Material Adverse Effect, and none of the Company or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and

(vi) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(v) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

(w) The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Time of Sale Prospectus.

(x) Except as set forth in the Time of Sale Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Time of Sale Prospectus are not convertible and neither the Company, any of its Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(y) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(z) The Company and the Operating Partnership are not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(aa) Except as otherwise disclosed in the Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its Subsidiaries have been and are in compliance with applicable Environmental Statutes; (ii) to the best knowledge of the Company, neither the Company, any of the Subsidiaries, nor any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its Subsidiaries; (vi) neither the Properties nor any other land owned by the Company or any of the Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(bb) Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the Securities Act.

(cc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

(ee) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Time of Sale Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.

(kk) Neither the Company, the Operating Partnership nor any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

2. Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Managers the Additional Shares, and the Managers shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Managers and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Manager agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Manager bears to the total number of Firm Shares.

3. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds on the Option Closing Date with respect to such Additional Shares.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

4. Conditions to the Underwriter’s Obligations. The obligations of the Underwriters hereunder, as to the Shares to be purchased at the Closing Date and each Option Closing Date, are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) The Registration Statement has become effective and at the Closing Date and each Option Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Shares, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the regulations promulgated under the Securities Act and in accordance with Section 5(a) hereof.

(b) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Goodwin Procter LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto.

(c) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Frank D. Burt, Esq., General Counsel of the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B hereto.

(d) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, with respect to such matters as the

Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) At the Closing Date and each Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as contemplated by the Prospectus (excluding any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, dated as of the Closing Date and each Option Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and each Option Closing Date, (iii) the information incorporated by reference into the Prospectus is accurate in all material respects, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and each Option Closing Date, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(f) At the time of the execution of this Agreement, the Underwriters shall have received from each of PricewaterhouseCoopers LLP and Pannell Kerr Forster PC, letters dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) At the Closing Date and each Option Closing Date, the Underwriters shall have received from each of PricewaterhouseCoopers LLP and Pannell Kerr Forster PC, letters, dated as of the Closing Date and each Option Closing Date, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(h) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating assigned to any debt securities or preferred stock issued or guaranteed by the Company or the Operating Partnership by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i) The Underwriters shall have received on and as of the Closing Date and each Option Closing Date satisfactory evidence of the good standing of the Company and each of the Subsidiaries which owns material assets, each of which is set forth on Schedule VI hereto, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) The “lock-up” agreements, dated the date hereof, each substantially in the form of Exhibit C hereto, of the executive officers and the inside directors of the Company who are identified on Exhibit C-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the Closing Date and shall be in full force and effect on the Closing Date and each Option Closing Date.

(k) At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and each Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

5. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act or Rule 430B under the Securities Act, as applicable, and, during the period mentioned in Section 5(g) below, will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order by any governmental authority or regulatory authority preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to you as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during the period mentioned in Section 5(g) below, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) During the period mentioned in Section 5(g) below, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d)

under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to general service of process suits, other than those arising out of the offering or sale of the securities as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now subject.

(i) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to you as soon as practicable an earning statement for the purpose of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) During a period of 30 days after the date of this Agreement, the Company will not, without the prior written consent of the Managers, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, any of the economic consequence of ownership of the Common Stock, or (iii) file with the Commission a registration statement under the Securities Act (other than any registration statement pursuant to a registration rights agreement by which the Company is bound on the date hereof) relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clauses (i), (ii) or (iii), whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described above do not apply to (A) the Shares, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus and described in the Prospectus, (C) the grant of options or the issuance of shares of Common Stock, OP Units or any securities convertible into or exercisable for Common Stock by the Company to employees, officers, directors, advisors or consultants pursuant to any employee benefit plan described in the Prospectus, (D) the filing of any registration statement on Form S-8 in respect of any employee benefit plan described in the Prospectus, (E) any shares of Common Stock purchased or sold under the current dividend reinvestment and stock purchase plan of the Company described in the Prospectus, (F) any shares of Common Stock or OP Units issued upon redemption or exchange of OP Units, (G) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in full or partial consideration in connection with future acquisitions or strategic investments, or (H) the filing of any registration statement by the Company or the Operating Partnership in respect of any of the securities described in clauses (A) through (G) or in connection with the sale of shares of Common Stock by employees or directors to the extent such sales are permitted by the terms of the “lock-up” agreements referred to in Section 4(i) hereof.

6. Covenants of the Underwriters. Each of the Underwriters covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter and to furnish to the Company a copy of each proposed free writing prospectus to be used by such Underwriter, and not to use any proposed free writing prospectus to which the Company reasonably objects.

7. Payment of Expenses. (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification or registration (or exemption therefrom) of the Shares under securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any term sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, and (ix) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4 or pursuant to clause (i) of the first sentence of Section 9 hereof, the Company shall reimburse the Underwriters for all of their respective out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 4(d).

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnifying party otherwise than under this Section. If any such proceeding shall be brought or asserted against an indemnified party, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if, in the opinion of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, is not agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this

Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company hereby waives to the full extent permitted by applicable law any claims the Company may have against the Underwriters arising from any breach or an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to (i) Morgan Stanley & Co. Incorporated, at: 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and (ii) J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Fax: 212-622-8358, Attention: Equity Syndicate Desk; and if to the Company shall be delivered, mailed or sent to 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention: Frank D. Burt, Esq. (fax: (617) 421-1556).

Very truly yours, BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Name:	Michael E LaBelle
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Very truly yours,

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: BOSTON PROPERTIES, INC., its general partner

By:	/s/ Michael E. LaBelle
Name:	Michael E LaBelle
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ James Collins
Name:	James Collins
Title:	Executive Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Alice Takhtajan
Name:	Alice Takhtajan
Title:	Vice President

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 5:	Managers
Manager authorized to appoint counsel under Section 8(c):	Managers

Registration Statement File No.:	333-155309

Time of Sale Prospectus

1.      Prospectus dated November 12, 2008 relating to the Shelf Shares

2.      the preliminary prospectus supplement dated June 4, 2009 relating to the Shares

3.      The number of Firm Shares to be sold is 15,000,000. The public offering price per share is $50.00. The underwriting discount per share is $1.125.

Lock-up Restricted Period:	30

Title of Shares to be purchased:	Shares of the Company’s common stock, par value $.01 per share

Number of Firm Shares:	15,000,000

Number of Additional Shares	2,250,000

Purchase Price:	$48.875 a share

Initial Public Offering Price	$50.00 a share

Selling Concession:	$0.675 a share

Reallowance:	$0.00 a share

Closing Date and Time:	June 10, 2009, 10:00 a.m.

Closing Location:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036

Address for Notices to Underwriters:	(i) Morgan Stanley & Co. Incorporated 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and (ii) J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Fax: 212-622-8358, Attention: Equity Syndicate Desk

Address for Notices to the Company:	Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention: Frank D. Burt, Esq. (fax: (617) 421-1556).

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
MORGAN STANLEY & CO. INCORPORATED	7,500,000

J.P. MORGAN SECURITIES INC.	7,500,000

Total:	15,000,000

SCHEDULE III

Time of Sale Prospectus

1. Preliminary Prospectus dated June 4, 2009

EXHIBIT C

[FORM OF LOCK-UP LETTER]

June 5, 2009

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated, and J.P. Morgan Securities Inc. (the “Underwriters”), as joint book running managers and representatives of the underwriters, propose to enter into an Underwriting Agreement (“Underwriting Agreement”) with Boston Properties, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Underwriters of 15,000,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Firm Securities”) and an option to purchase up to an additional 2,250,000 shares of Common Stock, solely to cover over-allotments (the “Additional Securities”). The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus supplement relating to the Offering (the “Prospectus Supplement”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement or any transaction that transfers to another, in whole or in part, any of the economic consequence of ownership of the Common Stock, or (iii) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to effect any transaction described in clauses (i), (ii) or (iii), whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters pursuant to the Underwriting Agreement or (b) transfers of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country or (c) transfers or sales of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this letter agreement or (d) the sale by executive officers and inside directors of the Company, including the undersigned, who have signed lock-up agreements substantially in the form of this Letter Agreement as of the date hereof of up to an aggregate of 2,000,000 shares of the Common Stock; provided that in the event of any transfer pursuant to clause (b), the transferee shall enter into a lock-up agreement substantially in the form of this Letter Agreement covering the remainder of the 30-day period referred to herein. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

[Signature Page to Lock-up Letter Agreement]

Exhibit C-1

Executive Officers and Inside Directors of the Company

Mortimer B. Zuckerman

Edward H. Linde

Douglas T. Linde

Raymond A. Ritchey

Michael E. LaBelle